                                                            Reg. No. 33- ______
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                Under The
                          SECURITIES ACT OF 1933

                       THE CONTINUUM COMPANY, INC.
          (Exact name of registrant as specified in its charter)

         DELAWARE                                           74-1609363
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

              9500 Arboretum Boulevard, Austin, Texas 78759-6399
              (Address of Principal Executive Offices)(Zip Code)

                          The Continuum Company, Inc.
                       1995 Directors' Stock Option Plan
                            (Full title of the plan)

                             John L. Westermann III
                     Vice President, Chief Financial Officer
                           The Continuum Company, Inc.
                            9500 Arboretum Boulevard
                            Austin, Texas 78759-6399
                                 (512) 345-5700
   (Name, address, and telephone number, including area code, of agent for service)

                                   Copy to:
                                Jack Dennison
                         Vice President, General Counsel
                           The Continuum Company, Inc.
                            9500 Arboretum Boulevard
                            Austin, Texas 78759-6399

                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of                     Amount to be               Proposed maximum             Proposed maximum               Amount of
securities to be             registered (1)             offering price               aggregate offering             registration fee
registered                                              per share (2)                price (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.10              100,000                    $35.625                      $3,562,500                     $1,229
per share
====================================================================================================================================

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(h), based on the market price on August 4, 1995 of shares of Common Stock.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference:

     The  following  documents  filed  by  The  Continuum  Company,   Inc.  (the
"Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1995 filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; and

     (b) the Company's annual report on Form 10-K for the year ended March 31, 1995 filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934; and

     (c) the Company's Registration Statement on Form 8-A filed under Section 12(b) of the Securities Exchange Act of 1934 for the purpose of registering the Common Stock of the Company on the New York Stock Exchange.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 6.  Indemnification of Directors and Officers:

     Section 145 of the Delaware General Corporation Law permits a corporation to grant indemnification to directors, officers and other agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities, including expenses, arising in connection with the Securities Act of 1933. Pursuant to the Certificate of Incorporation and the Bylaws of the Company, directors and officers of the Company are indemnified to the full extent permitted by law. In addition, the Company has entered into indemnification agreements with its officers and directors that indemnify such officers and directors to the full extent permitted by law against all expenses (including attorneys' fees), judgements, fines or settlement amounts incurred or paid by them in any action or proceeding, including any action by or on behalf of the Company, on account of their service as an officer or director of the Company.

Item 8.  Exhibits:

     4.1 The Continuum Company, Inc. 1995 Directors' Stock Option Plan

     4.2 Restated Certificate of Incorporation of the Company, as amended (filed as an Exhibit to the Company's Annual Report on Form 10-K for the period ended March 31, 1994, and incorporated herein by reference)

     4.3 Bylaws of the Company (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1989 and incorporated herein by reference) and amendment thereto adopted May 18, 1989 (filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1989 and incorporated herein by reference)

     24.1 Consent of Ernst & Young LLP

     24.2 Consent of KPMG Peat Marwick LLP

     25.1 Powers of Attorney

Item 9.  Undertakings:

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on this 9th day of August, 1995.

                          THE CONTINUUM COMPANY, INC.

                          JOHN L. WESTERMANN III
                          John L. Westermann III
                          Vice President and
                          Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 26, 1995.

       Signature                                           Title
       ---------                                           -----

   RONALD C. CARROLL                          Chairman of the Board of Directors


   LOWELL C. ANDERSON                         Director


   THOMAS G. BROWN                            Director


   W. MICHAEL LONG                            President, Chief Executive
                                              Officer and Director

   THOMAS A. McDONNELL                        Director


   CARL S. QUINN                              Director


   EDWARD C. STANTON, III                     Director


   E. LEE WALKER                              Director


   JOHN L. WESTERMANN III                     Vice President and Treasurer
                                              (Principal Financial Officer)

   LOU ANNE GILMORE                           Vice President and Controller
                                              (Principal Accounting Officer)

                            INDEX TO EXHIBITS

Exhibit                                                                     Page
-------                                                                     ----

 4.1  The Continuum Company, Inc. 1995 Directors' Stock Option Plan            7


24.1  Consent of Independent Auditors                                         12


24.2  Consent of Independent Accountants                                      13


25.1  Powers of Attorney from Officers and Directors of the Company           14

                          THE CONTINUUM COMPANY, INC.

                       1995 DIRECTORS' STOCK OPTION PLAN

                                       I.
                              PURPOSE OF THE PLAN

         The Continuum Company, Inc. 1995 Directors' Stock Option Plan (the "Plan") is intended to promote the interests of The Continuum Company, Inc., a Delaware corporation (the "Company"), and its shareholders by helping to attract and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not and who never have been employees of the Company or of its subsidiaries ("Nonemployee Directors") the option ("Option") to purchase shares of the common stock of the Company, par value $0.10 ("Stock"), as hereinafter set forth. Options granted under the Plan shall be options which do not constitute incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.
                               OPTION AGREEMENTS

         Each Option shall be evidenced by a written agreement between the Nonemployee Director and the Company which shall contain the terms provided in the Plan.

                                      III.
                                GRANT OF OPTIONS

         Options may be granted only to individuals who are Nonemployee Directors of the Company and only on the occasions described below. For purposes herein, an Advisory Director shall not be considered as being a director of the Company. Any Nonemployee Director receiving an automatic grant hereunder may refuse such grant by giving the Secretary of the Company written notice decling the grant within thirty (30) days of the event giving rise to the automatic grant.

         (a) Each Nonemployee Director who is elected or appointed to the Board of Directors of the Company (the "Board") for the first time after the effective date of the Plan shall receive, as of the date of his or her election or appointment to the Board, and without the exercise of the discretion of any person or persons, an Option exercisable for 10,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding).

         (b) Each Nonemployee Director shall receive, as of the fifth anniversary of his or her continuous service as a director of the Company, and without the exercise of the discretion of any person or persons, an Option exercisable for 10,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). However, each incumbent Nonemployee Director who has served as a director of the Company for at least five continuous years before the effective date of the Plan shall receive such Option as of such effective date.

                                      IV.
                                TERMS OF OPTIONS

         (a) The purchase price of Stock issued under each Option shall be the fair market value of Stock subject to the Option on the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported.

         (b) Except as set forth in this Paragraph IV, an Option shall become exercisable for 2,000 shares of Stock on the first anniversary of the date of grant and for an additional 2,000 shares on each subsequent anniversary through and including the fifth anniversary of the grant date.

         (c) An Option may be exercised only while the Nonemployee Director remains a director of the Company and will terminate and cease to be exercisable upon the termination or expiration of his or her services as a director of the Company, except that:

                 (i) If a Nonemployee Director's service as a director with the Company terminates by reason of disability (within the meaning of Section 22(e)(3) of the Code), any Option shall become exercisable as of the date of such termination for 10,000 shares (less the number of shares for which the Option has been exercised before such termination), and the Nonemployee Director (or the Nonemployee Director's estate or the person who acquires the Option by will or the laws of decent and distribution or otherwise by reason of the death of the Nonemployee Director) may exercise the Option for a period of one year after ceasing to be a director.

                 (ii) If a Nonemployee Director dies while serving as a director of the Company, the Nonemployee Director's estate, or the person who acquires the Option by will or the laws of decent and distribution or otherwise by reason of the death for 10,000 shares (less the number of shares for which the Option has been exercised before death), and the Nonemployee Director's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director may exercise the Option for a period of one year after the Nonemployee's death.

                 (iii) If a Nonemployee Director's service as a director of the Company is terminated after a "change in control" (as defined below) of the Company, the Option shall become exercisable as of the date of such termination for 10,000 shares (less the number of shares for which the Option has been exercised before such termination), and the Nonemployee Director (or the Nonemployee Director's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director) may exercise the Option for a period of one year after ceasing to be a director. "Change in Control" shall mean and shall be deemed to have taken place if (A) any third person or entity including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934 (together with all persons or entities controlling, controlled by or under common control with such person, entity or group) purchases or, as a result of a tender offer, exchange offer, merger, consolidation, or other transaction acquires, beneficial ownership or control (including, without limitation, the power to vote) of shares of capital stock of the Company having thirty percent (30%) or more of the number of votes that may be cast for the election of directors of the Company or (B) as a result of, or in connection with a contested election for directors, a number of directors equal to a majority of the Board of Directors of the Company before such election cease to be members of the Board of Directors of the Company. In the case of DST Systems, Inc. a "Change of Control" shall be deemed to have taken place if DST Systems, Inc. (together with all persons or entities controlling, controlled by or under common control with DST Systems, Inc.) purchases or, as a result of a tender offer, exchange offer, merger, consolidation, or other transaction acquires, beneficial ownership or control (including, without limitation, the power to vote) of shares of capital stock of the Company having thirty-two percent (32%) or more of the number of votes that may be cast for the election of directors of the Company. For such purposes, the date of occurrence of a "Change of Control" shall mean the date of occurrence of the specified event constituting such "Change in Control". If more than one event constituting a "Change of Control" occurs, the date of the "Change of Control" for purposes of the Plan shall be the first to occur of such events.

                 (iv) If a Nonemployee Director's service as a director of the Company terminates for any reason other than as described in (i),
         (ii) or (iii) above, the Option may be exercised by the Nonemployee

         Director at any time during the period of three months following such termination, or by the Nonemployee Director's estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director) during a period of one year following the Nonemployee Director's death if the Nonemployee Director dies during such three-month period.

         (d) In no event shall any Option be exercisable more than ten (10) years after the date of grant.

         (e) The purchase price of shares as to which an Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company). Nonemployee Directors must exercise an Option as to whole shares of stock; no fraction of a share of stock shall be issued by the Company upon exercise of an Option.

                                       V.
                           SHARES SUBJECT TO THE PLAN

         The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 100,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale pursuant to such Option, by the number of shares as to which the Option is exercised.

                                      VI.
                                  TERM OF PLAN

         The Plan shall be effective upon approval by the shareholders of the Company. Except with respect to Options then outstanding, if not sooner terminated as provided herein, the Plan shall terminate upon and no further Options shall be granted after July 26, 2005.

         If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, the Plan shall terminate.

                                      VII.
                       RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) Except as hereinbefore expressly provided, the issuance by the Company of shares of Stock of any class or securities convertible into shares of Stock of any class for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                                     VIII.
                      AMENDMENT OR TERMINATION OF THE PLAN

         The Board may amend, alter, suspend, discontinue, or terminate the Plan, but no amendment, alteration, suspension, discontinuation, or termination shall be made that would impair the rights of an optionee under an Option theretofore granted, without the optionee's consent, or that without the approval of the Company's stockholders would:

         (a) except as is provided in Paragraph VII of the Plan, materially increase the total number of shares of Stock available under the Plan;
         (b) materially increase benefits accruing to Nonemployee Directors under the Plan;
         (c) modify the requirements as to eligibility for participation in the Plan; or
         (d) modify the provision of the Plan relating to the timing, amount or exercise price of Options.

         In no event shall the provisions relating to the timing, amount or exercise price of Options be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Securities Act of 1974, as amended, or the rules thereunder.

                                      IX.
                                SECURITIES LAWS

         The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.

                                       X.
                                    GENERAL

         (a) Administration. The Plan shall be administered by the Secretary of the Company who shall perform only ministerial functions and who shall have no discretion regarding the exercise price, amount or timing of the Options.

         (b) Nonassignability. No Option shall be assignable or transferable by an Nonemployee Director otherwise than by will or by the laws of descent and distribution; provided, however, that an Nonemployee Director may, pursuant to a written designation of beneficiary filed with the Company prior to his or her death, designate a beneficiary to exercise the rights of the Nonemployee Director with respect to any Option upon the death of the

Nonemployee Director. Each Option shall be exercisable during the lifetime of the Nonemployee Director, only by the Nonemployee Director or, if permissible under applicable law, by the guardian or legal representative of the Nonemployee Director.

         (c) Restrictions. At least six (6) months must elapse from the date of acquisition of an Option to the date of disposition of either the Option or the underlying Stock. In addition, all certificates for Stock delivered under the Plan shall be subject to such other stock-transfer orders and other restrictions required under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock are than listed, and any applicable federal or state securities law, and a legend or legends may be placed on any such certificates to make appropriate reference to such restrictions.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal laws.

         (e) No Right to Position. The grant of an Option shall not be construed as giving an Nonemployee Director the right to continue as a director of the Company or of any subsidiary. The Company or a subsidiary may at any time terminate an Nonemployee Director free from any liability or any claim under the Plan, except rights of the director expressly stated in Option Agreements with respect to Options previously granted, if any.

         (f) No Trust of Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary and an Nonemployee Director or any other person. To the extent that any person acquires a right to receive payments from the Company or any subsidiary pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary.

         (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan, and cash shall be paid in lieu of any fractional shares of Stock.

         (h) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                                                    Exhibit 24.1

                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of The Continuum Company, Inc. for the registration of 100,000 shares of its common stock to be reserved for issuance under its 1995 Directors' Stock Option Plan of our report dated April 26, 1995, with respect to the consolidated financial statements and schedule of The Continuum Company, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1995 filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Austin, Texas

August 9, 1995

                                                                    Exhibit 24.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
The Paxus Corporation Limited:

     We consent to incorporation by reference herein of our report dated September 24, 1993, relating to the consolidated statements of operations, shareholders' deficit, and cash flows of Paxus Corporation Limited (a company incorporated in New South Wales, Australia) and subsidiaries for the year ended March 31, 1993 and all related schedules (presented in conformity with generally accepted accounting principles in the United States), which report is not separately presented in the Annual Report on Form 10-K of The Continuum Company, Inc. for the year ended March 31, 1995.

                                                           KPMG PEAT MARWICK LLP

Sydney, New South Wales, Australia

August 9, 1995

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints John L. Westermann III and Jack Dennison, and each of them, any one of whom may act without joinder of the other, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys and agents or either of them may deem necessary or advisable: (1) to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the said Securities Act of 100,000 shares of Common Stock of the Company, par value $0.10 per share (the "Common Stock"), to be offered and sold by the Company from time to time pursuant to the 1995 Directors' Stock Option Plan, including specifically, but without limiting the generality of the foregoing, the power and authority to sign for and on behalf of the Company a Registration Statement on Form S-8 or to any amendments thereto (including any post-effective amendments) filed with the Securities and Exchange Commission with respect to any such shares of Common Stock, and to any instrument or document filed as part of, as an exhibit to, or in connection with said Registration Statement or amendments; and (ii) make application to the New York Stock Exchange for the listing of shares to be offered by the Company pursuant to the Registration Statement, to execute on behalf of the Company any such application and any listing agreements or documents required by such exchange in connection therewith, and to make any changes in any of the same as may be necessary to conform with the requirements for listing and to appear (if requested) before officials of said exchange; and that each such person be, and hereby is, further empowered and authorized to take any and all actions and to do or cause to be done all other things as may appear to him to be necessary or advisable in order to effect the listing of such shares on such exchange.

IN WITNESS WHEREOF, the undersigned have subscribed these presents, this Twenty-Fourth day of July, 1995.


RONALD C. CARROLL                      LOWELL C. ANDERSON


THOMAS G. BROWN                        W. MICHAEL LONG


THOMAS A. MCDONNELL                    CARL S. QUINN


EDWARD C. STANTON, III                 E. LEE WALKER


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